 Exhibit 10.18
AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT
This AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT (“Amendment”) is made and entered into as of February 17, 2026 (the “Effective Date”), by and between Teledyne Technologies Incorporated, a Delaware corporation (hereinafter referred to as the “Company”), and George C. Bobb III, an individual residing in California (the “Executive”), and amends that certain Change in Control Severance Agreement, dated September 1, 2012, by and between the Company and Executive, as clarified by Letter Agreement on April 8, 2021 (the “Original Agreement”).
W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board”) approved the Company entering into the Original Agreement providing for certain severance protection for the Executive following a Change in Control (as defined in the Original Agreement);
WHEREAS, the Personnel and Compensation Committee and the Board also approved an amendment to the Original Agreement at its February 17, 2026 meeting;
NOW, THEREFORE, to induce the Executive to remain employed by the Company, and for other good and valuable consideration, the Company and Executive, intending to be legally bound, agree as follows:
The definition of “Severance Compensation” in Article I, Section (o) is substituted in its entirety with the following:
(o)    “Severance Compensation” means three (3) times Base Compensation.
Except as provided in this Amendment, all other terms and conditions of the Original Agreement remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
TELEDYNE TECHNOLOGIES INCORPORATED

By: _____/s/ Melanie S. Cibik___________________________
                    Melanie S. Cibik
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

EXECUTIVE

________/s/ George C. Bobb III___________________________
George C. Bobb III